UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2008
Preformed Line Products Company
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation	0-31164 (Commission File Number)	34-0676895 (IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio (Address of principal executive offices)	44143 (Zip Code)
Registrant’s telephone number, including area code: (440) 461-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
Shares Purchase Agreements
     On May 15, 2008, Preformed Line Products Company (the “Company”) entered into, and closed, two Shares Purchase Agreements to purchase 152,726 Common Shares of the Company from the John Deaver Drinko Trust Agreement, dated October 27, 1994, as amended (the “Drinko Trust”) and from the Elizabeth Gibson Drinko IRA (the “Drinko IRA”), at a price per share of $42.24. The purchase price was calculated using the average closing price of the Company’s Common Shares on the NASDAQ over the prior thirty calendar days less 15%. John D. Drinko was a director of the Company since 1954 until his death in January 2008. Elizabeth Drinko is the wife of John D. Drinko. The agreements were executed on behalf of the Drinko Trust and Drinko IRA by Elizabeth Drinko, as beneficiary of the Drinko IRA and as Trustee of the Drinko Trust and individually and by National City Bank, as Trustee of the Drinko IRA. The purchase was made pursuant to the previously disclosed February 2007 authorization by the Company’s Board of Directors for repurchase up to 200,000 common shares.
     Copies of the Shares Purchase Agreements are attached hereto as Exhibit 99.1 and Exhibit 99.2.

ITEM 9.01	Financial Statements and Exhibits
(d) Exhibits

99.1	Shares Purchase Agreement between the Company and Elizabeth Gibson Drinko as Trustee of the John Deaver Drinko Trust Agreement and individually

99.2	Shares Purchase Agreement between the Company and Elizabeth Gibson Drinko as grantor and beneficiary of the Elizabeth Gibson Drinko IRA Trust under agreement dated April 21, 2008 and National City Bank, as Trustee of the IRA Trust.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY
/s/ Caroline S. Vaccariello
Caroline S. Vaccariello,
DATED: May 16, 2008	General Counsel and Corporate Secretary

Exhibit Index

99.1	Shares Purchase Agreement between the Company and Elizabeth Gibson Drinko as Trustee of the John Deaver Drinko Trust Agreement

99.2	Shares Purchase Agreement between the Company and Elizabeth Gibson Drinko as grantor and beneficiary of the Elizabeth Gibson Drinko IRA Trust under agreement dated April 21, 2008 and National City Bank, as Trustee of the IRA Trust.